UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2009

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey,		08837-2206
(Address of Principal Executive Offices)		(Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey,		08837-2206
(Address of Principal Executive Offices)		(Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)                                 Robert F. Weinberg and Martin S. Berger have shared a seat on the Board of Directors of Mack-Cali Realty Corporation (the “Company”) since 1997 pursuant to their mutual agreement.  On March 17, 2009, Mr. Weinberg announced that he would not stand for re-election to the Board of Directors at the Company’s 2009 annual meeting of stockholders (the “Annual Meeting”) pursuant to his agreement with Mr. Berger, and Mr. Berger has been nominated for election to the Board of Directors in place of Mr. Weinberg.  If elected to the Board of Directors at the Annual Meeting, it is expected that Mr. Berger will continue to share his board seat with Mr. Weinberg. When not serving on the Board of Directors, each of Mr. Berger and Mr. Weinberg serves on the Company’s Advisory Board.

Also on March 17, 2009, acting on the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors of the Company nominated Mitchell E. Hersh, John R. Cali, Irvin D. Reid and Mr. Berger for election as Class III directors of the Company at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: March 20, 2009	By:	/s/ ROGER W. THOMAS
Roger W. Thomas
Executive Vice President,
General Counsel and Secretary

MACK-CALI REALTY, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Dated: March 20, 2009	By:	/s/ ROGER W. THOMAS
Roger W. Thomas
Executive Vice President,
General Counsel and Secretary